Exhibit 10.8
AMENDMENT
dated as of September 9, 2008
to the
Additional Confirmation of OTC Warrant Transaction
dated as of March 2, 2007
between
Mylan, Inc. (formerly Mylan Laboratories Inc.),
as seller,
Merrill Lynch International,
as buyer,
and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent
(the “Agreement”)
The parties have previously entered into the Agreement and have now agreed to amend the Agreement by the terms of this Amendment (this “Amendment”).
Accordingly, in consideration of the mutual agreements contained in this Amendment, the parties agree as follows:
1. Amendment of the Agreement
The Agreement is hereby amended by replacing the first paragraph opposite the caption “Limitations on Net Physical Settlement by Counterparty” with the following text:
“Notwithstanding anything herein or in the Agreement to the contrary, the number of Shares that may be delivered at settlement by Counterparty shall not exceed the product of 1.5 times the initial Number of Warrants at any time (“Maximum Deliverable Share Amount”), as adjusted by the Calculation Agent to account for any subdivision, stock-split, reclassification or similar dilutive event with respect to the Shares.”
2. Representations
Each party represents to the other party in respect of the Agreement, as amended pursuant to this Amendment, that all representations made by it pursuant to the Agreement are true and accurate as of the date of this Amendment.
3. Miscellaneous
(a) Entire Agreement; Restatement.

(i)	This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(ii)	Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.
(b) Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement.
(c) Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
(d) Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.
(e) Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

IN WITNESS WHEREOF the parties have executed this Amendment on the respective dates specified below with effect from the date specified first on the first page of this Amendment.

MYLAN INC.		MERRILL LYNCH INTERNATIONAL

By:	/s/ BRIAN BYALA	By:	/s/ Brian Carroll

Name:	BRIAN BYALA	Name:	Brian Carroll
Title:	AUTHORIZED SIGNATORY	Title:	Authorized Signatory
Date:	September 9, 2008

Acknowledged and agreed as to matters to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Solely in its capacity as Agent hereunder

		By:	/s/ Fran Jacobson
		Name:	Fran Jacobson
		Title:	Authorized Signatory
		Date:	September 9, 2008